UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2003

GALEY & LORD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20080	56-1593207
(Commission File Number)	(IRS Employer Identification Number)

980 Avenue of the Americas, New York, NY 10008

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (212) 465-3000

ITEM 5.	OTHER EVENTS

On November 21, 2003, Galey & Lord, Inc. (the “Company”) announced that it had received approval from United States Bankruptcy Court to complete the sale of its Klopman International Group (“Klopman”) to an investment group led by BS Private Equity. The transaction, with an enterprise value of $47 million (including assumed obligations), is expected to close within the next 30 days subject to the consent of the Tunisian authorities. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits:

99.1	Press Release, dated November 21, 2003

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALEY & LORD, INC.

By:	/s/ LEONARD F. FERRO

Leonard F. Ferro Vice President

Date: November 26, 2003